Exhibit 5.1

OWEN M. NACCARATO, Esq.

Naccarato & Associates

1100 Quail Street, Suite 100

Newport Beach, CA 92660

Office: (949) 851-9261 Facsimile: (949) 851-9262

September 17, 2014

GLOBAL DIGITAL SOLUTIONS, INC.

777 South Flagler Drive, Suite 800 West Tower

West Palm Beach, Florida 33401

Ladies and Gentlemen:

This letter is in reference to the Registration Statement on Form S-1 (the “Registration Statement”) filed by Global Digital Solutions, Inc., a New Jersey corporation (the "Company"), with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended (the “ACT”), for resale by the selling stockholders listed in the prospectus included as part of the Registration Statement (the “Selling Stockholder”) of 32,082,170 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) which consists of: (i) 11,022,170 shares of our common stock issued or issuable in connection with our acquisition of North American Custom Specialty Vehicles, LLC, (ii) 5,634,000 shares of our common stock issued to investors in various private placements, (iii) 4,250,000 shares of our common stock issued 4,250,000 shares issuable upon the conversion of warrants issued in connection with convertible debt, for services, and for investment banking fees, (iv) 2,676,000 shares of our common stock issued to certain acquisition, investor relations professionals and consultants for acquisition, investor relations and marketing services; and (v) 4,250,000 shares of our common stock issued for conversion of debt and debt guarantees.

In connection with the opinions expressed herein, we have examined such documents and records and considered such legal matters as we have deemed relevant or necessary for the purposes of this opinion, including, without limitation, (i) the Registration Statement; (ii) the Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) the Notes and the Warrants; (iv) that certain Securities Purchase Agreements by and between the Company and the Selling Stockholders, (the “Purchase Agreement”), and (v) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based on the foregoing, subject to the limitations and qualifications set forth herein, and assuming that the full consideration for each share issuable upon exercise of each Warrant is received by the Company in accordance with the terms of each such Warrant, it is our opinion that the 32,082,170 shares of Common Stock being sold pursuant to the registration statement are duly authorized and will be, when issued in the manner described in the registration, legally and validly issued, fully paid and non-assessable.

Members of our firm are admitted to the bar in the State of California, and we express no opinion as to any matter relating to laws of any jurisdiction other than the federal laws of the United States of America and the New Jersey Uniform Securities Law (the "Law") and the regulations thereunder (the "Regulations"), as such are in effect on the date hereof, and we have made no inquiry into, and we express no opinion as to, the statutes, regulations, treaties, common laws or other laws of any other nation, state or jurisdiction. We are not licensed to practice law in the State of New Jersey and, accordingly, our opinions as to the New Jersey Uniform Securities Law and the regulations are based solely on a review of the official statutes of the State of New Jersey and the applicable provisions of the New Jersey Constitution and the reported judicial decisions interpreting such statutes and provisions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Experts” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Owen Naccarato

Owen Naccarato

Naccarato & Associates